                                                                   Exhibit 10.11

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") dated as of the 22nd day of April, 2004, to be effective as of the Commencement Date hereinafter set forth, is made and entered into by and between NOBLEGENE DEVELOPMENT, LLC, a Tennessee limited liability company (the "LANDLORD") and BIOMIMETIC PHARMACEUTICALS, INC., a
Delaware corporation ("TENANT").

                IT IS AGREED BY AND AMONG THE PARTIES AS FOLLOWS:

                                    ARTICLE 1

                    LEASED PREMISES; TERM; COMMENCEMENT DATE

     1.1 LEASED PREMISES AND LEASED IMPROVEMENTS. Upon and subject to the terms and conditions hereinafter set forth, Landlord hereby leases, demises and lets to Tenant, and Tenant hereby leases, rents and hires from Landlord, the following described property:

          (a) Sixteen Thousand (16,000) square feet of rentable space (as determined under applicable BOMA standards) in the area designated on Exhibit A hereto (herein the "INITIAL SPACE") in the office building (the "BUILDING")
being constructed or to be constructed by Landlord and known as the Cool Springs
Life Sciences Center located on Nickol Mill Lane (the Initial Space, together with the additional rentable square feet added to the Initial Space under
Section 1.2 hereof or otherwise herein the "LEASED PREMISES");

          (b) a right in common with all other tenants and occupants of the
Building to use certain other improvements useable in Tenant's business including certain laboratory and related spaces, if any, lobbies, common areas, corridors, landscaping, alleyways, crosswalks, sidewalks, parking areas and roadways appurtenant to such buildings and structures now or hereafter situated upon the land upon which the Building is located (collectively, the "LEASED
IMPROVEMENTS") (said Building and the Leased Improvements are sometimes hereinafter referred to individually as a "Facility" and collectively as the
"FACILITIES");

     1.2 EXPANSION RIGHTS AND OBLIGATIONS. Tenant shall have the right to lease certain additional space within the Life Sciences Center comprised of approximately six thousand (6,000) rentable square feet (such space herein the
"FIRST EXPANSION SPACE"). The right to lease the First Expansion Space may be exercised by written notice from the Tenant to the Landlord not less than thirty
(30) days prior to desired occupancy date at any time from the Commencement Date until the date which is Eighteen (18) months from the Commencement Date (herein the "FIRST EXPANSION EXPIRATION DATE"). In the event Tenant has not exercised such right on or before the First Expansion Expiration Date, such right shall be deemed automatically withdrawn and of no force and effect.

     1.3 TERM; COMMENCEMENT DATE; CERTAIN CONDITIONS.

          (a) The initial term of the Lease (the "INITIAL TERM") shall be for a period commencing at 12:01 a.m. on the 1st day of the third month following the month in which "Substantial Completion" of the Building has occurred (the
"COMMENCEMENT DATE"). This Lease shall remain in effect for a period of SEVEN
(7) calendar years, expiring at midnight on the

                                        1

date (the "TERM EXPIRATION DATE") that is SEVEN (7) calendar years from the
Commencement Date. On the Term Expiration Date, this Lease shall terminate as to the Initial Space, the First Expansion Space, and any other area which may then comprise the Leased Premises. The Landlord currently estimates that Substantial
Completion shall occur on or before April 31, 2005. For purposes of this Lease, the term "Substantial Completion" of the Building shall mean that (1) the
Landlord's architect shall have delivered its Certificate of Substantial
Completion for the Building shell in which the Leased Premises are located (here in the "Building Shell"), and (ii) the Landlord shall have obtained a
Certificate of Occupancy or the local equivalent for the Building Shell.

     (b) In accordance with the provisions of Section 1.3(a) of this Lease,
Landlord shall notify Tenant in writing of the exact date of the Commencement
Date once the Commencement Date has been determined. The Commencement Date specified in such writing shall be binding on the Landlord and Tenant and shall supercede any Commencement Date described or otherwise identified elsewhere in this Lease.

     (c) If condemnation, in whole or in part, or any threat of condemnation or similar taking occurs or if a casualty of any type occurs respecting the
Facilities or any part thereof prior to the Commencement Date, Landlord or
Tenant may, at either party's option, either cancel this Lease, in which event this Lease shall become null and void, and the parties hereto shall be released of all obligations to each other, except for any obligations which, by their terms, expressly survive. Notwithstanding the foregoing, such right to terminate this Lease prior to the Commencement Date shall not be applicable if the
Landlord determines that it will rebuild the portion of the Leased Premises so taken or damaged or that the portion so threatened and does not prevent construction of the Building, in which event this Lease shall remain in full force and effect. Under no circumstances, however, shall Tenant have any interest in insurance or condemnation proceeds payable as a result of either a condemnation or other taking or as a result of casualty.

     (d) The parties hereto also hereby acknowledge and agree that the
Landlord's obligations and those of its successors and assigns under this Lease are conditioned on and subject to (a) Landlord's securing all necessary or desirable regulatory, subdivision, zoning or other permits or approvals for the construction, operation and use of the Building for the purposes to which
Landlord desires, all as Landlord may determine in its discretion; (b) the
Landlord's obtaining of financing for construction and/or permanent ownership of the Building; and (c) the construction of the Building and the Leased
Improvements, all as Landlord may determine in its discretion. In the event that the foregoing conditions are not satisfied or the Landlord determines that it is or will be unable to fulfill any of the foregoing conditions, then Landlord may terminate this Lease immediately by delivering in writing notice thereof to the
Tenant.

     (e) Landlord anticipates the Building will be completed by the estimated
Commencement Date set forth in Section 1.3, but Tenant understands Landlord cannot guarantee completion by that date. Tenant acknowledges and agrees that
(a) completion of the Building may be delayed by causes that are beyond
Landlord's control; (b) Landlord will not be liable for any delays in completion of the Building or in the Commencement Date; (c) Landlord will not have to make for or provide Tenant with any alternative accommodations or compensate for

                                        2

Tenant's costs as a result of any delays; and (d) any delays will not permit
Tenant to cancel or amend this Lease or otherwise diminish any of Tenant's obligations under this Lease. Tenant acknowledges and agrees that the granting of any limited right of possession or access by Landlord to Tenant prior to the
Commencement Date shall not constitute a waiver by Landlord of any of Landlord's rights or Tenant's obligations under this Lease.

     (f) For purposes of this Lease, "Lease Year" shall mean a period of twelve
(12) successive calendar months commencing on the Commencement Date and on the same date in each successive year during the term of this Lease. The terms "Term of this Lease", "Lease Term", or "Term", when hereinafter used in this Lease, shall mean and include the Initial Term of this Lease, as the same may be shortened by any early termination of this Lease, and, to the extent this Lease may be extended or renewed, any Renewal Term of this Lease.

                                    ARTICLE 2

                                GLOSSARY OF TERMS

     2.1 DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles at the time applicable, consistently applied, (iii) all references in this Lease to designated "Articles", "Sections"
and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (iv) the words "herein", "hereof and "hereunder"
and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

     "BOMA" means the Building Owners' and Managers' Association. References to
area measurements which refer to BOMA shall mean and refer to the BOMA publication "Standard Method for Measuring Floor Area in Office Buildings",
ANSL'BOMA Z65.1

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of Nashville, Tennessee, are closed.

     "Charge" has the meaning set forth in Article 11.

     "Commencement Date" has the meaning set forth in Article 1.

     "Common Areas" has the meaning set forth in Section 4.4(d).

     "Condemnation" means the exercise of any governmental power of condemnation or eminent domain, whether by legal proceedings or otherwise, by a Condemnor or the transfer of all or any part of the Leased Premises as a result thereof.

                                        3

     "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation or on whose behalf the power of Condemnation is exercised.

     "Event of Default" has the meaning set forth in Section 15.1.

     "First Expansion Expiration Date" has the meaning set forth in Section 1.2.

     "First Expansion Space" has the meaning set forth in Section 1.2.

     "GAAP" means generally accepted accounting principles consistently applied.

     "Hazardous Substance" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the
State of Tennessee or the United States Government, including, without limitation, (i) any substance, chemical or waste that is or shall be listed or defined as hazardous, toxic or dangerous under Hazardous Materials Law, (ii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state or local governmental authority pursuant to any environmental, health and safety or similar law code, ordinance, rule, regulation, order or decree and which may or could pose a hazard to the health and safety of occupants or users of the Leased Premises or any part thereof, any adjoining property or cause damage to the environment, (iii) any petroleum products, (iv) PCBs, (v) leaded paint, and (vi) asbestos.

     "Hazardous Materials Law" shall include the Comprehensive Environmental
Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et
seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section
6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et
seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Hazardous Materials
Transportation Act, 49 U.S.C. Section 1801 et seq, the Toxic Substances Control
Act, 15 U.S.C. Section 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C.
Section 300f through 300j- 26, as such Acts have been or are hereafter amended from time to time; any so called superfund or superlien law; and any other federal, state and local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or any time hereafter in effect.

     "Impositions" means, collectively, all taxes, assessments and governmental charges relating to the Leased Premises or the Facilities as applicable, including all ad valorem, real or personalty, sales and use, gross receipts, privilege, rent or similar taxes, assessments (including all assessments for public improvements or benefits), water, sewer or other rents and charges, excises, tax levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Premises or the Facilities as applicable (including all interest and penalties thereon due to any failure in payment by Tenant), applicable to periods of time within the Term of this Lease which at any time during or in respect of the Term hereof may be lawfully assessed or imposed on or in respect of, or be a lien upon, (a) the Leased
Premises or any part thereof or any estate, right, title or interest therein, or
(b) any occupancy, operation, use or possession of, sales from, or activity

                                        4

conducted on, or in connection with, the Leased Premises or use of the Leased
Premises or any part thereof; provided that nothing contained in this Lease shall be construed to require Tenant to pay (1) any tax based on net income
(whether denominated as a franchise or capital stock or other tax) imposed on
Landlord, (2) any transfer or net revenue tax of Landlord, and (3) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any portion of the Leased Premises or the proceeds thereof.

     "Initial Space" has the meaning set forth in section 1.1(a).

     "Initial Term" has the meaning set forth in Section 1.3.

     "Insurance Requirements" means all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

     "Landlord" means Noblegene Development, LLC, a Tennessee limited liability company, its successors and permitted assigns.

     "Lease" means this Lease Agreement.

     "Leased Improvements" has the meaning set forth in Section 1.1.

     "Leased Premises" has the meaning set forth in Section 1.1(a).

     "Legal Requirements" means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Premises or the Facilities, as applicable or the construction, use or alteration thereof whether now or hereafter enacted and in force, including any which may (a) require repairs, modification or alterations of or to the Leased Premises, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, actions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of
Tenant), at any time in force affecting the Leased Premises.

     "Material Adverse Effect" means those events or occurrences which, individually or in the aggregate, would have a significant adverse effect on the financial or other condition, operations, business or prospects of a party to this Lease.

     "Officer's Certificate" means a certificate of Tenant signed by the Chief
Executive Officer or another officer authorized to so sign by the Board of
Trustees, or any other person whose power and authority to act has been authorized by delegation in writing by any of the persons holding the foregoing offices.

     "Operating Costs" has the meaning set forth in Section 4.4.

     "Overdue Rate" means, as of any date, a rate per annum equal to the Prime
Rate as of such date, plus three (3) percent, but in no event greater than the maximum rate then permitted under applicable law.

                                        5

     "Payment Date" means any due date for the payment of the installments of
Rent under this Lease.

     "Primary Intended Use" has the meaning set forth in Section 6.1.

     "Prime Rate" means the annual rate announced by the Wall Street Journal or its successors from time to time as being the prime rate. The prime rate is an index rate used by the Wall Street Journal to establish lending rates and may not necessarily be the most favorable lending rate. Any change in the Prime Rate hereunder shall take effect on the effective date of such change in the prime rate as established by the Wall Street Journal, without notice to Tenant or any other action by Landlord. Interest shall be computed on the basis that each year contains three hundred sixty-five (365) days, by multiplying the principal amount by the per annum rate set forth above, dividing the product so obtained by 365, and multiplying the quotient thereof by the actual number of days elapsed.

     "Rent" has the meaning set forth in Section 3.1.

     "Replacement Property" has the meaning set forth in Section 8.1(e).

     "Security Deposit" has the meaning given it in Section 4.6.

     "Taking" means a taking during the Term hereof of all or part of the Leased
Premises, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Premises whether or not the same shall have actually been commenced.

     "Tenant" means BioMimetic Pharmaceuticals, Inc., a Delaware corporation, its successors and permitted assigns.

     "Tenant Improvement Allowance" has the meaning set forth in Section 9.3.

     "Tenant Work" has the meaning set forth in Section 9.3.

     "Tenant's Personal Property" means all machinery, equipment, furniture, furnishings, computers, signage, trade fixtures or other personal property and consumable inventory and supplies of Tenant used or useful in the operation of the Leased Premises for its Primary Intended Use, together with all replacements and substitutions therefore.

     "Tenant's Proportionate Share" has the meaning set forth in Section 4.2.

     "Unavoidable Delay" means delays due to strikes, picket lines, boycotts, lockouts, power failure, acts of God, governmental acts or restrictions, war
(whether or not declared), enemy action, revolution, terrorism, riots, insurrections, civil commotion, fires, floods, freezes, accidents, unavoidable casualty, inability to obtain materials or labor, scarcity or rationing of gasoline or other fuel or vital products or personnel, or other causes reasonably beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

                                        6

     "Unsuitable for Its Primary Intended Use" or "Unsuitable for Its Primary
Intended Uses", as used anywhere in this Lease, shall mean that, by reason of damage or destruction, prohibition of use by any governmental entity, or a partial Taking, in the good faith judgment of Tenant, reasonably exercised, the
Leased Premises cannot be operated on a commercially practicable basis for its
Primary Intended Use, taking into account, among other relevant factors, available parking, the amount of square footage and the estimated revenue affected by such damage, destruction, or prohibition.

                                   ARTICLE 3

                                      RENT

     3.1 BASE RENT. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at Landlord's address set forth herein or at such other place or to such other person, firm or corporation as
Landlord, from time to time, may designate in writing, Base Rent for each Lease
Year during the Term of this Lease in an annual amount equal to $17.50 multiplied by the number of rentable square feet within the Leased Premises, as such amount shall be adjusted from time to time under the terms of this Lease.
The annual Base Rent shall be due and payable in twelve (12) equal monthly installments initially in the amount of Twenty Three Thousand Three Hundred and
Thirty Three Dollars and Thirty-Three Cents ($23,333.33) each, payable in advance, beginning on the Commencement Date (as hereinafter defined) and continuing on the first day of each successive calendar month thereafter during the Term of this Lease, subject, however, to adjustment as and when the rentable square feet contained in the Leased Premises increases under the terms of this
Lease. If any payment of Base Rent owing by Tenant to Landlord after the
Commencement Date shall not be paid within five (5) days of the date when due, such unpaid amount shall be considered delinquent, and shall (i) be assessed a
Late Fee in the amount of five percent (5%) of the unpaid amount, and (ii) bear interest at the Overdue Rate from the date such Rent Payment was due to the date of actual payment.

     3.2 ADJUSTMENTS TO BASE RENT. Landlord and Tenant agree that Base Rent payable under this Lease in accordance with Section 3.1 shall be subject to adjustment as set forth in this Section 3.2. Beginning with the second Lease
Year, Base Rent shall be adjusted to reflect changes year to year in the
Consumer Price Index ("CPI") as set forth below. The basis for computing the CPI adjustment shall be the unadjusted Consumer Price Index for all Urban Consumers
- all Items (1982-84=100) published by the Bureau of Labor Statistics of the
United States Department of Labor (the "Index"). The Index for the third calendar month preceding the beginning of the second Lease Year shall be the
"Base Index Number." The Index for the same month in the year of the applicable
Adjustment Date shall be the "Current Index Number." On each anniversary of the
Commencement Date during the Term of this Lease (each such date an "Adjustment
Date"), Base Rent shall be adjusted as follows (a) by an increase of three percent (3%) of the then current Base Rent or (b) if larger, by adjustment to reflect the increase in the CPI over the preceding Lease Year, not to exceed five percent (5%). If Base Rent is to be increased pursuant to clause (b), the new Base Rent shall be the product obtained by multiplying the Base Rent then in effect (the "Initial Base Rent") by a fraction the numerator of which is equal to the Current Index Number and the denominator of which is equal to the Base
Index Number. If the Index is not in existence at the time of such determination, the parties shall use an

                                        7

equivalent price index as is published by a comparable governmental agency in lieu of the Index or a mutually acceptable similar price index as published by a non-governmental agency.

     3.3 NET LEASE. The Rent (as defined in Section 4.1) shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of the installments of Base Rent and the payments of Additional Rent, as hereinafter defined, throughout the entire Term. The covenant to pay Rent as set forth in this Lease is independent of the covenants of Landlord hereunder.
Tenant shall have no right of offset, deduction, abatement, recoupment or charge under this Lease and shall pay all Rent as and when due without any deduction whatsoever.

                                   ARTICLE 4

                              COSTS PAID BY TENANT

     4.1 ADDITIONAL RENT; Operating Costs; Insurance Costs. In addition to the
Base Rent as set forth in Section 3 herein, Tenant shall pay Landlord
"Additional Rent', which term shall be defined to include the following:

          (a)  "Tenant's Proportionate Share" of "Operating Costs";

          (b) any sum owed for separately metered utilities, if any, including, without limitation, electricity;

          (c) all charges for insurance coverage required to be maintained pursuant to Article 12 hereof during the Term of this Lease; and

          (d) any other sums owed by Tenant pursuant to the terms of this Lease or otherwise arising in connection with Tenant's occupancy of the Leased
Premises as expressly agreed upon by both parties in writing.

     For purposes of this Lease, Base Rent and Additional Rent shall hereinafter be collectively referred to as "Rent".

     4.2 PROPORTIONATE SHARE. "Tenant's Proportionate Share" shall mean the rentable area of the Leased Premises divided by the rentable area of the
Building on the last day of the calendar year for which "Operating Costs" (as defined in Section 4.4) are being determined. Except as provided expressly to the contrary herein, the rentable area of the Building shall include all rentable area of all space leased or suitable for lease in the Building, which
Landlord may reasonably re-determine from time to time, to reflect any re-configurations, additions or modifications to the Building. If the Building, or any development of which it is a part, shall contain non-office uses,
Landlord shall have the right to determine in accordance with sound accounting and management principles, Tenant's Proportionate Share or of such development, in which event, Tenant's Proportionate Share of the Building shall be based on the ratio of the rentable area of the Leased Premises to the rentable area of such office portion and/or other areas used or useable by Tenant.

     As and when the Building shall become part of or shall include a complex or group of buildings or structures collectively owned, leased or managed by or on behalf of Landlord or any of its affiliates, Landlord may allocate among the buildings within the complex or group of buildings those categories of Operating
Costs which relate to any facilities which are for the common use or benefit of the complex or group of buildings, among such buildings in

                                        8

accordance with sound accounting and management principles. Such common use or benefit facilities shall include, but shall not necessarily be limited to, parking facilities and driveways, sidewalks, connecting bridges and corridors, lobbies, foyers and other public areas, maintained for the common benefit and use of buildings within the complex or group.

     For purposes of determining Tenant's Proportionate Share, but subject to
Landlord's right to re-determine the rentable area of the Building from time to time pursuant to this Section 4.2, Landlord has calculated the rentable area in the Leased Premises and the Building in its reasonable discretion with respect to the layout of multi-tenant floors. The rentable area in the Leased Premises as set forth in Section 1.1 of this Lease is hereby stipulated to be the rentable area of the Leased Premises for all purposes under this Lease, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises and for actual occupancy; provided, however, in the event Landlord re measures the Leased
Premises in accordance with commercially reasonable procedures and if the rentable area of the Leased Premises is different than above stated, Landlord may give Tenant written notice of the change and the new number of square feet shall become the rentable area of the Leased Premises for all purposes effective as of the date of such notice.

     4.3 PAYMENT OF OPERATING COSTS. Tenant shall be responsible for and shall pay Tenant's Proportionate Share of Operating Costs for all calendar years during the term of this Lease.

          (a) As soon as reasonably possible prior to the beginning of each calendar year during the Term, Landlord may furnish Tenant with a statement of
Landlord's estimate of Tenant's Proportionate Share of Operating Costs for such calendar year. By the first day of each month thereafter during such calendar year, in addition to Base Rent due hereunder at such time, Tenant shall pay a monthly installment equal to 1/12th of Tenant's Proportionate Share of Operating
Costs as estimated and set forth in such statement, if any, for such calendar year. If Landlord fails to deliver such statement prior to January 1 of the applicable year, Tenant shall pay 1/12th of Tenant's Proportionate Share
Operating Costs for the prior year, if any, until such statement is received. If
Landlord furnishes Tenant such a statement, to the extent the new estimate is greater to or less than the estimates paid to date for such calendar year, a lump sum payment or credit shall be made in the next monthly payment to adjust for such differential and, thereafter, Tenant shall pay 1/12th of Tenant's
Proportionate Share of Operating Costs as set forth in the new estimate.

          (b) Within ninety (90) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of actual Operating Costs and Tenant's Proportionate Share of Operating Costs for the previous calendar year (provided Landlord's right to collect Tenant's Proportionate Share of
Operating Costs shall not be affected if Landlord fails to deliver such statement within such ninety (90) day period). A lump sum payment (which payment shall be considered a payment of rent for all purposes) will be made by Tenant, within thirty (30) days of the delivery of that statement, equal to the excess, if any, of the actual amount of Tenant's Proportionate Share of Operating Costs over all amounts paid by Tenant hereunder with respect to Tenant's Proportionate
Share of Operating Costs for the preceding calendar year. If the amount of
Tenant's Proportionate Share of the Operating Costs is less than the estimated amounts paid by Tenant hereunder with respect to Tenant's Proportionate Share of
Operating

                                        9

Costs for such calendar year, Landlord shall apply the difference (the
"Overage") to the next accruing installment of Rent due hereunder or, if necessary, subsequently accruing installments of Rent until the entire Overage amount is credited; provided that if the term of this Lease has expired at the time Landlord's Statement is delivered, Landlord shall refund the amount of any
Overage within 30 days of the issuance of Landlord's Statement. If actual
Operating Costs for any calendar year are less than estimated Operating Costs, then Tenant shall not be entitled to any portion of the differential.

          (c) In the event Tenant's Proportionate Share of Operating Costs for the final calendar year of the Term is not finally calculated until after the expiration of the Term, then Tenant's obligation to pay the same and Landlord's obligation to refund any Overage shall survive the expiration or termination of this Lease. Accordingly, Landlord shall have the right to continue to hold without interest Tenant's Security Deposit, if any, following expiration of the
Term until Tenant's Proportionate Share of Operating Costs has been paid in full, unless an alternative security (letter of credit or otherwise) is furnished to the satisfaction of Landlord. Tenant's Proportionate Share of
Operating Costs for the calendar years in which the Term commences and ends, if any, shall be prorated on the basis of the number of days of the Term within each such calendar year.

     4.4 OPERATING COSTS DEFINED. "OPERATING COSTS" shall mean all amounts paid or payable, whether by Landlord or by others on behalf of Landlord, arising out of the ownership, management, maintenance, operation, repair, replacement and administration of the Building and the land upon which the Building is located and any parking areas and facilities associated with the Building, including, without limitation:

          (a) the cost of all real estate, personal property and other ad valorem taxes, and any other levies, charges, impact fees and local improvement rates and assessments whatsoever assessed or charged against the Building, the land upon which the Building is located, the equipment and improvements contained therein or thereon, or on or in any part thereof, by any lawful taxing authority (collectively, "Taxes"), including all costs associated with the appeal of any assessment of Taxes;

          (b) the cost of insurance obtained by Landlord, including, but not limited to, casualty insurance, liability insurance, rent interruption insurance, and any deductible amount applicable to any claim made by Landlord under any such insurance;

          (c) the cost of security, landscaping, window cleaning, garbage removal, trash removal and all of the services provided to Tenant and other tenants of the Building by Landlord (other than any services which are separately billed to Tenant or any other tenants);

          (d) the cost of heating, ventilating and air conditioning of the (i)
Common Areas of the Building ("COMMON AREAS" being defined for purposes of this
Lease as areas of the Building that provide service to Building tenants but that are not part of any tenant's leased premises including but not limited to lobbies, atria, security desks, conference rooms, vending areas, lounges, food service facilities, locker or shower facilities, mail rooms, courtyards, mechanical or equipment rooms, washrooms, public corridors, elevators and stairwells), and (ii) the leased premises and other rentable space in the
Building, if the Building is equipped with a central or any shared heating, ventilating and air-conditioning system;

                                       10

          (e) the cost of all gas, water, sewer, electricity and any other utilities used in the maintenance, operation, use and occupancy and administration of the Building (including all rentable space in the Building)
and the Common Areas, excepting, however, any such utilities as are separately metered or separately sub-metered to Tenant or any other tenants of the
Building, unless the cost of which separately metered or separately sub-metered utilities is the responsibility of Landlord;

          (f) salaries, wages and other amounts paid or payable for all personnel involved in the management, repair, maintenance, operation, leasing, security, supervision or cleaning of the Building, any Common Areas and the rentable space within the Building including fringe benefits, unemployment and workmen's compensation insurance premiums, pension plan contributions and other employment costs, as well as the cost of engaging independent contractors to perform any of the foregoing services;

          (g) auditing, accounting and legal fees and costs;

          (h) the cost of repairing, replacing, operating and maintaining the
Building, the Common Areas of the Building and the Leased Premises and other rentable space in the Building and the equipment serving the Building, such common areas, and such rentable space;

          (i) the cost of the rental of any equipment and signs (not including
Tenant's signage);

          (j) all management and administrative costs and fees;

          (k) capital expenditures for improvements and/or equipment which are required by law and/or which are designed to result in a labor or cost savings, in which case the capital expenditures shall be amortized over the useful life of the improvements or equipment as determined by Landlord, not exceeding ten
(10) years and shall be included on an annual basis in Operating Costs;

          (l) costs incurred by Landlord to conduct any environmental tests required by municipal, county, state or federal law, including administrative agencies, or by Landlord;

          (m) without duplication of any of the foregoing, if the Building is subject to the condominium form of ownership, all condominium assessments, fees and charges levied against or attributable to the condominium units in the
Building; and

          (n) all other expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in respect to or in connection with the operation and maintenance of the Building and which are usually considered "operating expenses" of a commercial office building in accordance with generally accepted accounting practices, consistently applied.

     Operating Costs shall not include the cost of any work or service provided to any tenant of the Building that is in addition to that which Landlord is obligated or permitted to provide to Tenant under the provisions of this Lease or the comparable provisions of the other tenant leases of the Building. If the
Building is not at least ninety percent (90%) occupied during any calendar

                                       11

year, actual Operating Costs and estimated Operating Costs shall be determined as if the Building had been ninety percent (90%) occupied during each such calendar year.

     4.5 SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of Ten
Thousand and No/100 Dollars ("$10,000.00") (the "Security Deposit") as security for the full and faithful performance by Tenant of all of Tenant's obligations hereunder. Tenant grants to Landlord a security interest in such security deposit to secure Tenant's obligations under this Lease. No interest shall be paid upon the security deposit nor shall Landlord be required to maintain the deposit in a segregated account, unless required by applicable law in which event Landlord will comply with such legal requirement. The security deposit shall not be construed as prepaid rent. In the event that Tenant shall default in the full and faithful performance of any of the terms hereof, then Landlord may, without notice, either retain the security deposit as liquidated damages, or Landlord may retain the same and apply it toward any damages sustained by
Landlord, including but not limited to actual, consequential or other direct or indirect damages sustained by the Landlord by reason of the default of Tenant, including but not limited to any past due rent. In the event of bankruptcy or other debtor-creditor proceedings, either voluntarily or involuntarily instituted by or against Tenant, the security deposit shall be deemed to be applied in the following order: to damages, obligations and other charges, including any damages sustained by Landlord, other than unpaid rent, due to
Landlord for all periods prior to the filing of such proceedings; to accrued and unpaid rent prior to the filing of such proceeding; and thereafter to actual damages, obligations, other charges and damages sustained by Landlord and rent due the Landlord for all periods subsequent to such filing. In the event of a sale of the Leased Premises or all or any portion of the Building, Landlord shall have the right to transfer the security deposit to the buyer, and Landlord shall thereupon be relieved of all obligations to return the security deposit to
Tenant, and Tenant agrees to look solely to the buyer for the return of the security deposit. If Tenant fully and faithfully complies with all of the terms hereof, the security deposit or any balance thereof shall be returned to Tenant within thirty (30) days after expiration of this Lease, including any renewal thereof.

                                    ARTICLE 5

           OWNERSHIP OF LEASED PREMISES AND TENANT'S PERSONAL PROPERTY

     5.1 Ownership of the Leased Premises. Tenant acknowledges that the Leased
Premises is the property of Landlord, and that Tenant has only the right to the possession and use of the Leased Premises upon and subject to the terms and conditions of this Lease.

     5.2 Tenant's Personal Property. Tenant may, at its expense, install, affix or assemble or place in the Leased Premises any items of the Tenant's Personal
Property, and may remove, replace or substitute for the same, from time to time, in the ordinary course of Tenant's business. Tenant shall provide and maintain, during the entire Term, all such Tenant's Personal Property as shall be necessary in order to operate its business or the business of its subtenants in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary
Intended Use.

                                       12

                                    ARTICLE 6

                             USE OF LEASED PREMISES

     6.1 USE OF THE LEASED PREMISES.

          (a) After the Commencement Date and during the entire Term, Tenant shall use the Leased Premises or cause the Leased Premises to be used as offices, light manufacturing and laboratory space for its own use and for such other uses as may be reasonably necessary in connection with or incidental to such purposes and uses (together, the "Primary Intended Use").

     Tenant shall not use the Leased Premises or any portion thereof for any other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

          (b) Tenant covenants and agrees that during the Term of this Lease it will continuously use and operate the Leased Premises in accordance with its
Primary Intended Use.

          (c) Tenant shall not commit or suffer to be committed any waste on the
Leased Premises, nor shall Tenant cause or permit any nuisance thereon.

          (d) Tenant shall neither suffer nor permit the Leased Premises or any portion thereof, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably result in a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Premises or any portion thereof.

     6.2 ENVIRONMENTAL MATTERS. Except in compliance with all Hazardous
Materials Laws, Tenant will not store or dispose of nor permit any subtenant, licensee, occupant or operator to store or dispose of any Hazardous Substances, the removal of which is required or the maintenance of which is prohibited or penalized by any Hazardous Substances Law, on the Leased Premises. Tenant will not cause, allow or permit the release or discharge of any Hazardous Substances from the Leased Premises, and will not directly or indirectly transport or arrange for the transportation of any Hazardous Substances from the Leased
Premises, or permit or suffer any subtenant, licensee, occupant or operator of the Leased Premises to do so, except in strict compliance with applicable
Hazardous Materials Laws. Tenant covenants and agrees to maintain the Leased
Premises at all times free of any Hazardous Substances, except in compliance with all Hazardous Materials Laws, and to handle and dispose of all "red bag" or other bio-hazardous wastes in accordance with applicable Hazardous Materials
Laws.

     Tenant hereby agrees: (i) to promptly transmit and to cause any subtenant, licensee, occupant or operator, if any, to transmit to Landlord copies of any citations, orders, notices or other material governmental communications received by Tenant or any such subtenant, licensee, occupant or operator, if any, with respect thereto, (ii) to observe and comply and to cause any subtenant, occupant or operator to comply with any and all Hazardous Materials
Laws or any other statutes, laws, ordinances, rules and regulations, licensing requirements or conditions relating to the use, maintenance, storage, release, discharge and disposal of any Hazardous Substances used, maintained, kept or stored on the Leased Premises by Tenant or such subtenant, licensee occupant or operator, if any, and to observe and comply with all orders

                                       13

or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition of any such, Hazardous Substances, and (iii) to pay or otherwise dispose (or cause any subtenant, licensee, occupant or operator) of any fine, charge or Imposition related thereto which, if unpaid, would constitute a lien on the Leased Premises. Any cost, expense, loss or damage incurred or suffered by Landlord and directly attributable to the failure of Tenant strictly to observe and perform the foregoing requirements (including, without limitation, reasonable attorneys' fees and expenses), shall be reimbursed to Landlord promptly upon demand and, until paid, shall bear interest at the Overdue Rate.

     In addition to the foregoing covenants, Tenant further covenants and agrees that it shall perform all necessary work or cause any subtenant, licensee, occupant or operator, if any, of the Leased Premises to perform all necessary work to clean up and properly remediate any and all Hazardous Substances which then may be present in, on or about the Leased Premises upon vacating the Leased
Premises. All such clean up and remediation shall be done in strict compliance with Hazardous Material Laws and Tenant shall vacate the Leased Premises leaving it in such condition as to be in compliance with all Legal Requirements and applicable Hazardous Material Laws in all respects.

     Tenant will protect, indemnify and save harmless Landlord, its principals, officers, directors, agents and employees from and against all liabilities, obligations, claims, damages, penalties, costs and expenses (including, without limitation, reasonable attorneys fees and expenses) which may be imposed upon or incurred by or asserted against any of them by reason of any failure on the part of Tenant to perform or comply with any of the terms of this Section 6.

                                    ARTICLE 7

                        LEGAL AND INSURANCE REQUIREMENTS

     7.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS. Tenant, at its
expense, will and will cause subtenants, licensees, occupants and operators, if any, promptly (a) to comply with all Legal Requirements and Insurance
Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Premises, whether or not compliance therewith shall require structural change in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Premises, and (b) to procure, maintain and comply with all licenses, permits and other authorizations required for (i) any use of the Leased Premises then being made, including but not limited to the
Primary Intended Use and for (ii) the proper erection, installation, operation and maintenance of the Leased Improvements or any part thereof, and any improvements, additions or alterations thereto.

     7.2 LEGAL REQUIREMENT COVENANTS. Tenant covenants and agrees that the
Leased Premises shall not be used for any unlawful business, use or purpose or for any business, use or purpose that is in violation of any laws, ordinances, orders, regulations, codes or zoning classifications of any governmental authority having jurisdiction over the Leased Premises. Tenant shall, directly or indirectly with the cooperation of Landlord, but at Tenant's sole cost and expense, acquire and maintain all licenses, certificates, permits and other authorizations and approvals needed to operate the Leased Premises in its customary manner for the Primary Intended Use and any other use conducted on the
Leased Premises as may be permitted from

                                       14

time to time hereunder. Tenant further covenants and agrees that Tenant's use of the Leased Premises and Tenant's maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable Legal
Requirements in all respects.

                                    ARTICLE 8

                             MAINTENANCE AND REPAIR

     8.1 MAINTENANCE AND REPAIR.

          (a) At all times during the Term of this Lease, Tenant, at its expense, will keep the Leased Premises and fixtures therein in good working order and repair, normal wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's use, the elements, or normal wear and tear or age) and, except as otherwise provided in Articles 8 and 14 hereof, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature, ordinary or extraordinary, foreseen or unforeseen.

          (b) Except for those items which arise as a result of or are caused by the negligent acts or omissions or willful misconduct of Landlord, its agents, contractors or employees, whether prior to or during the Term of this Lease,
Landlord shall not be required to build or rebuild any improvements on the
Leased Premises or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Premises during the Term of this Lease.

          (c) Nothing contained in this Lease and no action or inaction by
Landlord shall be construed as constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any particular labor or services or the furnishing of any particular materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Premises or any part thereof, or giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the finishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Premises or any portion thereof.

          (d) Tenant will, upon the expiration or prior termination of this
Lease, vacate and surrender the Leased Premises to Landlord in all respects in the same physical condition in which the Leased Premises was originally received from Landlord on the Commencement Date, and as to any additions or improvements thereto constructed, erected, added or placed thereon by Tenant during the Term hereof in the condition when completed, except for (i) ordinary wear and tear,
(ii) damage caused by the negligence or willful acts of Landlord, and (iii)
damage or destruction described in Article 8 or resulting from a Taking described in Article 14 which Tenant is not required by the terms of Article 8 or 14 of this Lease to repair or restore.

          (e) Tenant may, from time to time during the Term of this Lease, replace with other operational equipment or parts or property (the "Replacement
Property") any of the equipment or other personal property of Landlord, if any, that is a part of the Leased Premises. The Replacement Property shall (1) be in good operating condition, (2) have a then value and

                                       15

useful life at least equal to the value and estimated useful life of property so replaced, and (3) be suitable for a use which is the same or similar to that of the Replaced Property. All Replacement Property will be the property of Tenant.

                                    ARTICLE 9

                            ALTERATIONS AND ADDITIONS

     9.1 CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PREMISES. Except for
initial Tenant Work (as defined in Section 9.3, below), Tenant shall not make or permit to be made any capital additions to the Leased Premises, unless and until
Tenant shall have caused plans and specifications therefore to have been prepared, at Tenant's expense, by a licensed architect and shall have obtained
Landlord's written approval thereof. Such written approval of the Landlord shall not be unreasonably withheld, conditioned or delayed. Landlord shall, with reasonable promptness, advise Tenant of its approval or disapproval of the proposed capital addition. If Tenant's proposed capital addition is not approved, then Landlord shall specify such alternative conditions, if any, upon which Landlord might approve such capital addition. Tenant shall cause the work on any capital additions permitted to be made hereunder to be performed, at its expense, promptly and in a workmanlike manner by a licensed general contractor and in compliance with all applicable Legal Requirements and Insurance
Requirements and Legal Requirements and the standards set forth in this Lease.
Unless otherwise specifically agreed in writing by Landlord, any capital additions permitted to be made to the Leased Premises hereunder shall be at the sole cost and expense of Tenant. Each and every such capital addition shall become a part of the Leased Premises subject to the terms, conditions, covenants and agreements of this Lease. All materials which are scrapped or removed in connection with the making of every such capital addition shall be removed from the Leased Premises at Tenant's expense and shall be disposed of by Tenant in accordance with all applicable laws, including all Hazardous Materials Laws.

     9.2 REMODELING AND NON-CAPITAL ADDITIONS. Subject to the limitations regarding capital additions set forth in Section 9.1 above, Tenant shall have the right to make any and all nonstructural, cosmetic additions, modifications or improvements to the Leased Premises, from time to time, as may reasonably be necessary for its uses and purposes and to permit the Tenant to comply fully with its obligations set forth in this Lease; provided that such action will be undertaken expeditiously, in a workmanlike manner and will not significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Premises or adversely affect the ability of the Tenant to comply with the provisions of this Lease. All such additions, modifications and improvements shall be included as part of the Leased Premises subject to the terms, conditions, covenants and agreements of this Lease.

     9.3 TENANT IMPROVEMENT WORK. Landlord shall provide Tenant with a tenant improvement allowance in the amount of FIVE AND NO/100 DOLLARS ($5.00) per usable square foot (the "Tenant Improvement Allowance") for work in preparing the Leased Premises for Tenant's use ("Tenant Work"). In determining the number of useable square feet applicable to the Leased Premises for purposes of calculating the Tenant Improvement Allowance, the Landlord shall utilize the definition of usable square feet established by BOMA. A portion of the Tenant
Improvement Allowance may be used for design fees at Landlord's discretion. The
Tenant Improvement Allowance shall be disbursed by the Landlord in accordance with

                                       16

Landlord's requirements. The Tenant Improvement Allowance shall be used solely for the costs of Leasehold Improvements, and no portion of the Tenant
Improvement Allowance shall be used for furniture, personal property, working capital or any other purposes. Items constituting "Leasehold Improvements" shall be determined by Landlord and may include, but shall not be limited to, all interior demising walls, flooring, electrical materials and equipment, mechanical, plumbing and life-safety equipment in the Premises. Any costs and expenses of the Tenant Work that exceed or are not covered by the Tenant
Improvement Allowance ("Excess Costs") shall be the responsibility of and shall be paid by Tenant. In order to ensure a consistent and attractive appearance of the Building, Landlord may provide window treatments that Tenant shall use in the Leased Premises, but the costs for said window treatments shall be paid from the Tenant Improvement Allowance. Tenant shall cooperate with Landlord in developing plans for Tenant Work, but all Tenant Work shall be designed, performed and/or constructed by architects, engineers, contractors and/or other appropriate persons or entities chosen, hired, engaged or employed by Landlord, unless Landlord elects, in its discretion, to permit the Tenant itself to complete the Tenant Work. Any dispute with respect to Tenant Work shall be conclusively resolved by an architect chosen by Landlord to Landlord's satisfaction. Upon Landlord's request the details of and specific requirements relating to Tenant Work shall be more fully set forth in a work letter on
Landlord's customary forum which shall be executed by Landlord and Tenant.

     9.4 EXCESS COSTS. In the event of the failure of Tenant to pay Landlord any
Excess Costs (as defined in Section 9.3) within thirty (30) days of Landlord's request for same, Landlord may elect to terminate this Lease by giving Tenant written notice. Throughout the process of preparing the plans for the Tenant
Work and obtaining any necessary governmental permits and approvals, each party shall act diligently and in good faith and shall cooperate with the other and with governmental agencies in whatever manner may be reasonably required. Tenant acknowledges and agrees that Landlord reserves the right, without Tenant's consent and without liability to Tenant, to make any modifications, changes or omissions to the plans required by any governmental or quasi-governmental authority or utility. Tenant acknowledges that interior finishes such as brick, wood, wood grain, carpeting, paint, cabinets, cultured marble, tile, mica, and the like, are subject to shading and gradation and may vary from samples, models or color charts, and from piece to piece, and Landlord will not be liable for such variation.

     9.5 SUBSTITUTIONS; CHANGE ORDERS AND EXTRAS. Tenant may select different materials or interior finishes in lieu of the Landlord's building standard materials and finishes prior to the commencement of any Tenant Work on that part of the Leased Premises affected by the change in materials or finishes, subject to (a) Landlord's approval of same which approval shall not be unreasonably withheld, conditioned or delayed, and (b) such Tenant's substitutions complying with applicable local codes requirements. If the cost of Tenant's substitutions causes the cost of the Tenant Work to exceed the Tenant Improvement Allowance, the Tenant shall be responsible for such difference in cost as part of the
Excess Costs. Any change orders or extras requested by Tenant and not included in Landlord's original plans must be agreed to by Landlord in writing. Tenant will pay the cost of any change or extra at such time as Tenant is instructed by
Landlord to pay same. If Landlord omits any changes or extras, Landlord's only liability to Tenant will be to refund to Tenant the amount Tenant paid to
Landlord for each item omitted. Except for such omissions, Tenant's payment for any change orders or extras is not refundable.

                                       17

     9.6 Interference with Construction. Prior to the Commencement Date, Tenant shall not place any personal property in the Leased Premises or enter into or upon the Leased Premises (except to inspect the same where accompanied by a representative of Landlord) or interfere with the progress of construction or with workmen, and Tenant shall not permit such entry or interference by others.
Landlord will not be liable for any injury resulting from Tenant's breach of this paragraph.

                                   ARTICLE 10

                                 PERMITTED LIENS

     Subject to the provisions of Article 11 relating to permitted contests,
Tenant will not directly or indirectly create or suffer to exist and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Premises or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this
Lease, (b) the matters, if any, set forth in Exhibit B attached hereto, (c)
restrictions, liens and other encumbrances which are consented to in writing by
Landlord, (d) leases to other tenants in the Building and subleases permitted by
Article 20(f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article 11, and (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action
(including any appeal from any judgment rendered therein) giving rise to such lien and suitable reserves or bonds or other appropriate protections as shall be required by law or generally accepted accounting principles shall have been made therefore or (2) any such liens are in the process of being contested as permitted by Article 11.

                                   ARTICLE 11

                               PERMITTED CONTESTS

     Tenant, after ten (10) days' prior written notice to Landlord, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, protest or appeal by appropriate legal or administrative proceedings conducted in good faith and with due diligence, the amount, determination, validity, assessment, imposition or application, in whole or in part, of any
Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim (collectively "Charge") which is required to be paid, discharged, observed or complied with by Tenant under this Lease; provided that (a) in the case of an unpaid Charge, the commencement and continuation of such proceedings or the posting of a bond as may be permitted by applicable law shall suspend the collection thereof from Landlord and from the Leased Premises;
(b) neither the Leased Premises nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (c) Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) in the case of an Insurance Requirement, the coverage required by Article 12 shall be maintained; and (e) if such contest be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or otherwise comply with the

                                       18

applicable Charge. Landlord, at Tenant's expense, shall execute and deliver to
Tenant such authorizations and other documents as may reasonably be required in any such action and, if reasonably requested by Tenant or if Landlord so desires and then at its own expense, Landlord shall join as a party therein. Landlord will cooperate fully and in good faith with Tenant in such contest and shall do all things reasonably requested by Tenant in connection with any such action.
Tenant shall indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such action and any damages resulting therefrom.

                                   ARTICLE 12

                                    INSURANCE

     12.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Tenant shall, at all times, keep the Leased Premises, and all property located in or on the Leased Premises, insured with the following kinds and amounts of insurance against the following risks:

          (a) Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as "All Risk" and all physical loss perils
(including sprinkler leakage) in an amount not less than the full insurable value of the Leased Premises, as the same may exist from time to time;

          (b) Comprehensive general liability insurance insuring against loss from claims for personal injury or property damage including insurance against assumed or contractual liability including indemnities under this Lease, with a combined single limit per occurrence in respect of bodily injury and death and property damage of One Million Dollars ($1,000,000.00) and an aggregate limitation of Two Million Dollars ($2,000,000.00).

     12.2 WAIVER OF SUBROGATION. All insurance policies required to be maintained by Tenant hereunder covering the Leased Premises, including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against Landlord. The parties hereto agree that the policies will include such a waiver clause or endorsement so long as the same is obtainable without extra cost, and in the event of such an extra charge the
Landlord, at its election, may request and pay the same, but shall not be obligated to do so.

     12.3 FORM OF INSURANCE. All of the policies of insurance referred to in this Lease shall be written by companies reasonably acceptable to Landlord, which acceptance shall not be unreasonably withheld conditioned, or delayed, and authorized to do insurance business in the State of Tennessee and shall name the
Landlord as an additional insured. Tenant will, upon request by Landlord;
provide Landlord with certificates of insurance evidencing the policies required hereby. Each insurer mentioned in this Article 12 shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to
Landlord, that it will give to Landlord thirty (30) days' written notice before the policy or policies, in question shall be allowed to expire or canceled.

     12.4 CHANGES IN LIMITS. In the event that Landlord shall, at anytime, reasonably and in good faith believe the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried

                                       19

with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance shall be determined by an impartial third party selected by the parties who is experienced in the commercial insurance industry. Such redetermination, whether made by the parties or by arbitration, shall be made no more frequently than every two (2) years.

     12.5 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article 12 Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided that the coverage afforded
Landlord will not be reduced or diminished or otherwise be different from that which would exist under separate policies or policies issued by insurance companies meeting all other requirements of this Lease.

                                   ARTICLE 13

                                  CASUALTY LOSS

     13.1 DISPOSITION OF INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Premises or any portion thereof, and insured under any policy of insurance required by Article 12 of this Lease (exclusive, however, of any proceeds of insurance covering Tenant's equipment used in its business or other business related personal property and exclusive of proceeds from business interruption insurance), shall be paid to and held by Tenant in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Premises, or any portion thereof, and shall be paid out from time to time for the reasonable cost of such reconstruction or repair in accordance with this Article 13 after Tenant has expended an amount equal to or exceeding the deductible under any applicable insurance policy. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Premises shall be delivered to Tenant free and clear upon completion of any such repair and restoration, except as otherwise specifically provided below in this Article 13.
In the event Tenant is not required or elects not to repair and restore the
Leased Premises in accordance with this Article 13, then all such insurance proceeds shall be retained by and shall belong to Landlord, free from any claim or right of Tenant. All salvage resulting from any risk covered by insurance shall belong to Tenant.

     13.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY
INSURANCE.

          (a) If during the Lease Term, the Leased Premises are totally or partially damaged or destroyed from a risk covered by the types of insurance described in Article 12 and the Leased Premises is thereby rendered Unsuitable for its Primary Intended Use, Tenant shall, within ninety (90) days of the occurrence, either (i) commence the restoration of the Leased Premises so damaged or destroyed to substantially the same (or better) condition as their condition immediately prior to such damage or destruction, and diligently prosecute the same to completion, or (ii) elect to terminate this Lease. Such election to terminate shall be effective as of the later of (a) the first day of the calendar month following Tenant's delivery to Landlord of its written election to terminate or (b) fifteen (15) Business Days after the date of delivery of the notice to Landlord. If Tenant elects to restore the damage or destruction, the net proceeds of any insurance paid and received in respect of such damage or destruction shall be available to Tenant

                                       20

for such purpose as provided in this Article 13, and such damage or destruction shall not terminate this Lease; provided, however, if Tenant cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses, and/or conditional use permits after diligent efforts to do so, Tenant shall give Landlord written notice thereof; and this Lease shall terminate as of the later of (a) the first day of the calendar month following the date of delivery of the notice to Landlord or (b) fifteen (15) Business Days after the date of delivery of the notice to Landlord.

          (b) If during the Lease Term, the Leased Premises is totally or partially destroyed from a risk covered by the types of insurance described in
Article 12, but the Leased Premises is not thereby rendered Unsuitable for its
Primary Intended Use, within ninety (90) days of the occurrence, Tenant shall commence to restore the Leased Premises so damaged or destroyed to substantially the same condition as existed immediately before the damage or destruction and diligently prosecute the same to completion. The net proceeds of any insurance paid and received in respect of such damage or destruction shall be available to
Tenant for such purpose as provided in this Article 13. Such damage or destruction shall not terminate this Lease; provided, however, if Tenant cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Leased Premises in question for its Primary Intended Use, Tenant shall give Landlord written notice thereof; and this Lease shall terminate as of the later of (a) the first day of the calendar month following the date of delivery of the notice to Landlord or
(b) fifteen (15) Business Days after the date of delivery of the notice to
Landlord.

          (c) If Tenant terminates this Lease under Section 13.2, this Lease shall terminate as described above, and Landlord shall be entitled to all insurance proceeds, including earnings thereon, exclusive, however, of any proceeds of insurance covering Tenant's equipment used in its business or other business related personal property and exclusive of proceeds from business interruption insurance.

     13.3 TENANT'S PERSONAL PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid and belong to Tenant.

     13.4 RESTORATION OF IMPROVEMENTS AND ADDITIONS. If Tenant is required or elects to restore the Leased Premises as provided in Section 13.2 above, Tenant shall also restore all capital additions made by Tenant.

     13.5 OPTION FOR ABATEMENT OF RENT. In the event that this Lease is not terminated pursuant to this Article 13, then this Lease shall remain in full force and effect during the period of restoration and construction and Tenant's obligation to make payments of Rent and to pay all other charges required by this Lease shall remain unabated, unless the Tenant has in force on the date of such damage or destruction rent or rental value insurance in which event the
Rent payable hereunder shall be abated to the extent, and for such period, which
Rent is being paid to Landlord on behalf of Tenant by the insurer. If this Lease shall terminate pursuant to this Article 13, then Rent and all other charges required by this Lease shall be abated and apportioned as of the date of such damage or destruction.

                                       21

     13.6 STANDARD OF WORK. All work commenced by Tenant under this Article 13 to repair or restore the Leased Premises shall be diligently prosecuted to completion in a good and workmanlike manner, using as near as practical the same materials as in the original construction of the Leased Premises requiring repair or restoration.

                                   ARTICLE 14

                                  CONDEMNATION

     14.1 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any
Taking of all or any part of the Leased Premises or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article 14.

     14.2 TOTAL TAKING. If there is a Taking of all of the Leased Premises by
Condemnation, this Lease shall terminate on the date of Taking, and the Rent and all additional charges paid or payable hereunder shall be apportioned and paid to the date of Taking. If title to the fee of less than the whole of the Leased
Premises shall be so taken or condemned, which nevertheless renders the Leased
Premises Unsuitable for Its Primary Intended Use, Tenant and Landlord shall each have the option, exercisable by written notice to the other, at any time within thirty (30) days after the taking of possession by, or the date of vesting of title in, such Condemnor, whichever first occurs, to terminate this Lease as of the Taking. Upon such date so determined, if such notice has been given, this
Lease shall thereupon cease and terminate as to such Leased Premises. In either of such events, all Rent and other charges paid or payable by Tenant hereunder shall be apportioned as of the date the Lease shall have been so terminated as aforesaid.

     14.3 PARTIAL TAKING. If there is a Taking of a portion of the Leased
Premises by Condemnation such that the Leased Premises is not thereby rendered
Unsuitable for Its Primary Intended Use, or if there is a partial Taking described in Section 14.2, above, but Landlord or Tenant shall not elect to terminate this Lease as provided therein, this Lease shall remain in effect and
Landlord shall restore the untaken portion of the Building shell in which the
Leased Premises are located so that such Leased Premises shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Premises existing immediately prior to such Condemnation or Taking. Tenant shall commence the restoration of the Leased Premises within ninety (90) days of the partial
Taking, and shall diligently prosecute the restoration to completion.

     14.4 AWARD DISTRIBUTION. The entire Award for any Taking, whether total or partial, shall belong to and be paid to Landlord, except that, if this Lease is terminated, Tenant shall be entitled to receive from the Award, if and to the extent such Award includes such items, the following: the positive difference, if any, between any sum attributable to the remainder of Tenant's leasehold interest hereunder less current value of all rents payable for the balance of the leasehold term discounted to present value at a rate equal to the Prime Rate at the time of such determination. If Tenant is required or elects to restore the Leased Premises, Landlord agrees that its portion of the Award shall be used for such restoration and it shall hold such portion of the Award in trust, for application to the cost of the restoration. In any proceeding for any Taking for all or any part of the Leased Premises, Tenant shall have the right at Tenant's cost and expense, to prove damages and receive an Award for damages to or
Condemnation of its movable trade

                                       22

fixtures and personal property and for any moving and relocation expenses, or make a separate claim with the Condemnor for the same. Landlord and Tenant agree to cooperate with the other in the event of any Taking of all or any portion of the Leased Property, so that each may receive the maximum Award, if any, to which they are respectively entitled under applicable law.

                                   ARTICLE 15

                                    DEFAULT

     15.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default"
and, collectively, "Events of Default") hereunder:

          (a) if Tenant shall fail to make a payment of the Rent payable by
Tenant under this Lease when the same becomes due and payable and each such failure continues for a period of ten (10) Business Days after written notice from Landlord to Tenant, provided that Landlord shall only be required to give
Tenant written notice of such nonpayment twice in any Lease Year (such written notice being expressly waived for the reminder of such Lease Year), or

          (b) if Tenant shall fail to observe or perform any other term, covenant or condition of this Lease on its part to be performed, and such failure is not cured by Tenant within a period of thirty (30) days after written notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof (as soon as reasonably possible), or

          (c) if Tenant shall:

               (i) admit in writing its or inability to pay debts generally as they become due,

               (ii) file a petition in bankruptcy or a petition to take
          advantage of any insolvency law,

               (iii) make an assignment for the benefit of its creditors,

               (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

               (v) file a petition or answer seeking reorganization or
          arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof,
          or

          (d) If Tenant shall be finally liquidated or dissolved, or shall begin proceedings towards such liquidation or dissolution, or shall have filed against it a petition or other proceeding to cause it to be liquidated or dissolved and such proceeding is not dismissed within thirty (30) days thereafter.

                                       23

     15.2 REMEDIES. If an Event of Default shall have occurred and be continuing past any applicable grace period, Landlord shall have the right, at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law or by other provisions of this Lease, without further notice or demand, except as hereinafter provided:

          (a) Without any notice or demand whatsoever, Landlord may take any one or more actions permissible at law to ensure performance by Tenant of Tenant's covenants and obligations under this Lease. In this regard, it is agreed that if
Tenant abandons or vacates the Leased Premises, Landlord may enter upon and take possession of such Leased Premises in order to protect it from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this Lease. Landlord shall use reasonable efforts to relet but shall have no absolute obligation to relet. If Landlord does, at its sole discretion, elect to relet the Leased Premises, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Leased Premises unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to subsection
(b) of this Section 15.2, Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent. It is further agreed in this regard that in the event of any Event of Default described in Section 15, Landlord shall have the right to enter upon the Leased Premises and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse
Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action provided that Landlord is not negligent.

          (b) Landlord may terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearage in Rent (including any interest at the Overdue Rate which may have accrued thereon), enter upon and take possession of the Leased Premises, expel or remove Tenant and any other person (other than Tenants under Tenant Leases complying with Section 20.2) who may be occupying the Leased Premises or any part thereof, and, at Landlord's option, relet or operate the Leased Premises. In addition, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of any termination effected pursuant to this subsection (b).
Tenant shall pay to Landlord the difference between the Rent and other charges provided in this Lease for each calendar month and the monthly rentals and other charges or net income from the operation of the Leased Property actually collected by Landlord for such month, for the period in question. If it is necessary for Landlord to bring suit in order to collect any deficiency,
Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month or from the operation of the Leased Property in excess of the Rent and other charges provided in this Lease shall be credited to Tenant in reduction of Tenant's liability for any calendar month for which the amount collected by Landlord will be less than the monthly rentals and other charges provided in this Lease; but
Tenant shall have no right to such excess other than the above described credit.

                                       24

          (c) The rights and remedies of Landlord hereunder are cumulative, and pursuit of any of the above remedies shall not preclude pursuit of any other of the above remedies, any other remedies prescribed in other sections of this
Lease, or any other remedies provided by law or equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of
Default.

     15.3 ADDITIONAL EXPENSES. In addition to payments required pursuant to subsections (a) and (b) of Section 15.2 above, Tenant shall compensate Landlord for all reasonable expenses incurred by Landlord in repossessing the Leased
Premises and all reasonable expenses incurred by Landlord in reletting
(including repairs, remodeling, replacements, advertisements and brokerage fees).

     15.4 APPLICATION OF FUNDS. All payments otherwise payable to Tenant which are received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Tenant's obligations in the order which Landlord may reasonably determine or as may be prescribed by the laws of the State of Tennessee.

     15.5 ATTORNEYS' FEES AND EXPENSES. In the event it becomes necessary for
Landlord to employ an attorney to collect the Rent or any other sums due or payable to Landlord hereunder, or to otherwise enforce the terms and provisions of this Lease or preserve, protect or defend the Landlord's rights, interests or remedies hereunder, Landlord and Tenant agree that the prevailing party will pay and reimburse the other party, on demand therefore, the reasonable attorneys fees, costs and expenses, including court costs, incurred by the prevailing party in connection therewith.

                                   ARTICLE 16

                            LANDLORD'S RIGHT TO CURE

If Tenant shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 15.1, Landlord, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Premises for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefore. No such entry shall be deemed an eviction of
Tenant. All sums so paid by Landlord, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, and all costs and expenses (including reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.

                                       25

                                   ARTICLE 17

                                  HOLDING OVER

     If Tenant shall for any reason remain in possession of the Leased Premises after the expiration of the Term or any earlier termination of the Term hereof, such possession shall be as a tenancy at will, during which time Tenant shall be obligated to continue to perform and observe all of the terms, covenants and conditions of this Lease and to continue its occupancy and use of the Leased
Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease or a waiver of Landlord's right of re-entry or any other right or remedy hereunder.

                                   ARTICLE 18

                               UNAVOIDABLE DELAY

     In the event that either Landlord or Tenant shall be delayed, hindered in, or prevented from the performance of any act required hereunder by reason of
Unavoidable Delay, then the performance of such act shall be excused for the period of the delay; provided however, that the party so delayed, hindered or prevented shall use its reasonable best efforts to remedy with all reasonable dispatch the Unavoidable Delay so delaying, hindering or preventing the party from performance to the extent such party is reasonably or practically able to do so, except that such party shall in no event be required to settle strikes, lock-outs or other disputes or disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of such party, unfavorable to such party.

                                   ARTICLE 19

                                INDEMNIFICATION

     Notwithstanding the existence of any insurance provided for in Article 12, and without regard to the policy limits of any such insurance, Tenant will, except for the negligence or willful misconduct of Landlord or its agents or employees, protect, indemnify, save harmless and defend Landlord, its agents and employees, from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) imposed upon, suffered or incurred by, or asserted against Landlord by reason of, or arising out of or related to: (a) any accident, injury to or death of persons or loss to property occurring on or about the Leased Premises during the Lease Term or arising out of or related to the use and operation of the Leased Premises by Tenant or any business conducted thereon or therefrom by Tenant during the Lease Term, (b) any use, operation, permitted sublease or assignment, misuse, non-use, condition, maintenance or repair of the Leased Property by Tenant during the Lease Term, (c) any
Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, (e) the non-performance by Tenant during the Lease Term of any of the terms and provisions of any and all existing and future subleases of the Leased Premises to be performed by
Tenant as landlord thereunder, and (f) the nonperformance of any contractual obligation, express or implied, assumed or undertaken by Tenant or any party in privity with Tenant with respect to the Leased Premises or any business or other activity carried on by Tenant with respect to the Leased Premises during the
Term hereof.

                                       26

     Notwithstanding the existence of any insurance provided for in Article 12, and without regard to the policy limits of any such insurance, Landlord will, except for the negligence or willful misconduct of Tenant or its agents or employees, protect, indemnify, save harmless and defend Tenant, its agents and employees, from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees, and expenses) imposed upon, suffered or incurred by, or asserted against Tenant by reason of, or arising out of or related to: (a) any accident, injury to or death of persons or loss to property occurring on or about the Facility, exclusive of the Leased Premises, during the Lease Term or arising out of or related to the use and operation of the Facility by Landlord, exclusive of the Leased Premises during the Lease Term, (b) any use, operation, condition, maintenance or repair of the Facility exclusive of the Leased
Premises by Tenant during the Lease Term, (c) any Impositions (which are the obligations of Landlord to pay pursuant to the applicable provisions of this
Lease), (d) any failure on the part of Landlord to perform or comply with any of the terms of this Lease, and (f) the nonperformance of any contractual obligation, express or implied, assumed or undertaken by Landlord or any party in privity with Landlord with respect to the Facility exclusive of the Leased
Property.

                                   ARTICLE 20

                           ASSIGNMENT AND SUBLETTING

     20.1 ASSIGNMENT AND SUBLETTING.

          (a) Landlord may sell, transfer, convey, assign or otherwise dispose of the Leased Property or any part thereof, or all or any part of its right, title or interest as Landlord under this Lease, without the prior written consent of Tenant, provided that no such sale, transfer, conveyance, assignment or disposition shall be deemed to release or discharge the Leased Premises or any part thereof from the terms and conditions of this Lease, all of which shall continue in full force and effect with respect thereto, and further provided that such transferee or assignee agrees in writing to perform and be bound by all of the terms, covenants and conditions of this Lease with respect to the
Leased Property or part thereof, or right, title or interest as Landlord hereunder, so transferred or assigned by Landlord. Without limiting the forgoing, the transferee or assignee shall expressly agree in writing that it will honor and be bound by the obligations set forth in the last sentence of
Section 4.3(b) to return to the Tenant after expiration of this Lease the
Security Deposit or any remaining balance thereof which it shall have received from the prior owner of the Leased Premises if the Tenant has fully and faithfully complied with all the terms of this Lease. Any assignee or transferee of the Landlord, upon written request, will provide Tenant with a subordination nondisturbance agreement or letter providing commercially subordination and nondisturbance provisions as may be reasonably acceptable to Landlord and
Tenant.

          (b) Tenant may not assign all or any part of its rights, title or interest under this Lease, may not sublet all or any part of the Leased
Premises, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, condition or delay; provided that (a) no such sublease shall extend beyond the Term of this Lease; (b) the proposed sublessee and terms of the subleasing are satisfactory to Landlord, in its sole discretion reasonably exercised; (c) the sublessee shall comply with the provisions of
Section 20.2; and (d) a true and exact copy of each such sublease, duly executed by Tenant and such sublessee, shall

                                       27

be delivered to Landlord, and (d) Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder, unless otherwise agreed to in writing by Landlord pursuant to the terms hereof. Notwithstanding the foregoing, Tenant, without having to first obtain the consent of Landlord, may sublet one or more portions of the Leased Property to research entities and to vendors of goods and services ancillary or complementary to the Primary Intended Uses of the Leased Property,
if each such sublease (i) provides for fair market value rental rates (having due regard for economic and competitive factors in the market in which Tenant conducts business, including tenant improvements or allowances and rental abatement concessions) at the commencement of the sublease term, and (ii)
incorporates all of the terms of this Lease into such sublease and otherwise contains such other terms and conditions as are usual and customary for subleases of a similar nature in the locality in which the Leased Property is located.

          (c) Any attempted transfer, conveyance, assignment or subletting, whether by Landlord or by Tenant, which is not specifically permitted by this
Lease or otherwise approved in accordance with this Section 20.1 shall be null and void and of no force and effect whatsoever; provided, however, that Landlord may collect Rent and other charges from the assignee, subtenant or other occupant and apply the amounts collected to the Rent and other charges herein reserved, but no such collection shall be deemed to be a waiver of Landlord's right to enforce the requirements of this Section 20.1 or a release of Tenant from the performance of any of its covenants and agreements under this Lease.

     20.2 NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT. Tenant shall insert in each sublease permitted under Section 20.1 provisions to the effect that (a)
such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease and (c) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that an Event of Default has occurred under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the Landlord or as Landlord may direct. All rentals received from the sublessee by Landlord or Landlord's assignees, if any, as the case may be, shall be credited against amounts owing by Tenant under this Lease. Landlord agrees that notwithstanding any default, termination, expiration, sale, entry or other act or omission of Landlord pursuant to the terms of this Lease, or at law or in equity, any tenant's possession shall not be disturbed unless such possession may be terminated pursuant to the terms of the applicable sublease.

                                   ARTICLE 21

                                   INSPECTION

     Tenant shall permit Landlord and its authorized representatives, upon prior written notice (except in the case of emergency), to inspect the Leased Premises during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant, any governmental agency, any Insurance
Requirements relating to the Leased Premises, or imposed by law or applicable regulations.

                                       28

                                   ARTICLE 22

                                QUIET ENJOYMENT

     Landlord covenants and agrees that, so long as no Event of Default has occurred and is continuing, Tenant shall peaceably and quietly have, hold, possess and enjoy the Leased Premises for the Term hereof, free of any hindrance, claim, disturbance or other action by Landlord or any other person or entity, subject to the Tenant Leases and except for any Taking of the Leased
Premises by Condemnation, and that Landlord will, at the request of Tenant, defend the Tenant's enjoyment and possession of the Leased Premises against all parties or permit the Tenant, in its own name, or to the extent lawful, in the
Landlord's name, to defend such enjoyment and possession.

                                   ARTICLE 23

                                    NOTICES

     All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered by (i) hand, or (ii)
by certified or registered U.S. Mail, postage prepaid, return receipt requested, or (iii) by Federal Express or other reputable overnight delivery service, charges prepaid addressed to the respective parties, as follows:

(a) If to Tenant:                 (b) If to Landlord:

BioMimetic Pharmaceuticals, Inc   Noblegene Development, LLC

330 Mallory Station Rd,           3057 Trotters Lane

Ste. Al                           Franklin, Tennessee 37067

Franklin, TN 37067                Attn: John N. Weckesser

Attn: President                   With a copy to:

                                  Harwell Howard Hyne Gabbert Manner, P.C.
                                  315 Deaderick Street, Suite 1800
                                  Nashville, TN 37238
                                  Attn: Glen Allen Civitts

or to such other address as either party may hereafter designate, and shall be effective upon receipt.

                                   ARTICLE 24

                                  MISCELLANEOUS

     24.1 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon an Event of Default, and no acceptance of full or partial payment of Rent during the continuance of any such Event of Default, shall constitute a waiver of any such Event of Default or any such term. To the extent permitted by law, no waiver of any Event of Default shall affect or alter this

                                       29

Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

     24.2 REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided, either in this Lease or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

     24.3 SURRENDER. No surrender to Landlord of this Lease or of the Leased
Premises or any part thereof or of any interest therein, shall be valid or effective, unless agreed to and accepted in writing by Landlord and no act by
Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

     24.4 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and the fee estate in the Leased Property.

     24.5 TRANSFERS BY LANDLORD. If Landlord shall convey the Leased Property in accordance with the terms hereof other than as security for a debt, the grantee or transferee of the Leased Premises shall expressly assume all obligations of
Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, and Landlord shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

     24.6 GENERAL. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant and Landlord against the other arising out of or relating to this Lease and arising prior to any date of expiration or termination of this Lease shall survive such expiration or termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this
Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.
Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by Landlord and Tenant.
All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease may be executed in one or more counterparts, each of which shall be an original but, when taken together, shall constitute but one document.

     24.7 MEMORANDUM OF LEASE. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease in form suitable for recording under

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the laws of the state in which the Leased Premises is located in which reference to this Lease shall be made.

     24.8 Choice of Law. This Lease shall be governed by and constructed in accordance with the laws of the State of Tennessee.

     24.9 Successors. The term "Landlord" shall mean only the owner or owners at the time in question of fee title in the Leased Property. All rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted successors, subtenants and assignees of the parties.

     24.10 Saturdays, Sundays and Holidays. If the date on which any payment or performance to be made, observed or performed under this Lease falls on a
Saturday, Sunday or national bank holiday or bank holiday under the laws of the
State of Tennessee, the date when such payment or performance is due shall be automatically extended to the next succeeding Business Day.

     24.11 No Partnership. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal or agent, a partnership or joint venture between Landlord and Tenant or to cause either party to be responsible in any way for the debts or obligations of the other or any other party, it being the intention of the parties that the only relationship hereunder is that of Landlord and Tenant.

     24.12 No Third Parties. This Lease is solely for the benefit of the
Landlord and the Tenant and their respective successors and permitted assigns.
Nothing contained in this Lease, express or implied, is intended to or shall confer upon or create in any person or entity, other than the Landlord and the
Tenant, their respective successors and permitted assigns, any rights or remedies under or by reason of this Lease, and no other person or entity shall be deemed to be a beneficiary of the terms, conditions, covenants and agreements contained and set forth in this Lease.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first written above.

LANDLORD:                                  TENANT

NOBLEGENE DEVELOPMENT, LLC,                BioMimetic Pharmaceuticals, Inc.
a Tennessee limited liability company      a Delaware corporation

By: /s/ John Weckesser                     By: /s/ Samuel Lynch
    ---------------------------------          ---------------------------------
Title: Chief Manager                       Title: Chief Executive Officer

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                                   EXHIBIT A

[DIAGRAM OF PROPOSED FLOOR PLATE OF BUILDING]

                                       32

                                   EXHIBIT B

                            [PERMITTED ENCUMBRANCES]

     All matters of record in the Register's Office of Williamson County,
Tennessee affecting the property on which the Leased Premises is located and that certain Ground Lease between Lynx Properties, Inc., and Noblegene
Development, LLC, entered into between the parties relating to the property on which the Leased Premises is located.

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